UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                      May 8, 2007
Veridien Corporation

(Exact Name of Registrant as Specified in its charter)
Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-25555	59-3020382

(Commission File Number)	(IRS Employer Identification No.)

7600 Bryan Dairy Rd, Ste. F, Largo, Florida	33777-1433

(Address of principal executive offices)	(Zip Code)
(727) 576-1600

(Registrant’s telephone number, including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EX-10.38 BINDING TERM SHEET OF ACQUISITION
EX-10.39 AGREEMENT BETWEEN VERIDIEN & LEXXEC & KENNETH C.CANCELLARA
EX-10.40 AGREEMENT BETWEEN VERIDIEN & RESERVE INVESTMENT & SHELDON C. FENTON

ITEM 1.01 Entry into a Material Definitive Agreement
On May 8, 2007 Veridien entered into an Agreement with Lexxec Corporation for the acquisition of 49.9% of Santius LifeSciences and the option to acquire the balance of 50.1% ownership under certain terms and conditions. Lexxec Corporation is owned by Kenneth C. Cancellara, Executive Chairman of Veridien Corporation (see Item 5.02 below).
Sanitus LifeSciences has the objective of undertaking a pharmaceutical undertaking in respect of locating, in-licensing or acquiring pharmaceutical products for distribution in some of the emerging world markets, including but not limited to Russia, China, India and Brazil. Mr. Cancellara is the CEO and President of this company.
Veridien acquired its 49.9% interest for:
(a)	an initial purchase price of 25 million common share warrants. These warrants vest immediately and have a term of 5 years. The exercise price for 14.2 million of the warrants is $0.06 and the exercise price for 10.8 million of the warrants is $0.10.;

(b)	additional purchase price of $ 1.071 million, which Lexxec shall use towards the exercise price of its Veridien warrants and which purchase price shall only be payable at the time when Santius has entered into initial product transaction(s) with a NPV of not less the US$6million (as determined by an independent appraiser); and

(c)	additional purchase price of $ 1.214 million, which Lexxec shall use towards the exercise price of its Veridien warrants and which purchase price shall only be payable at the time when Santius has entered into additional product transaction(s) with a NPV of not less the US$13million (as determined by an independent appraiser).
Veridien shall have the option of issuing Lexxec 25,000,000 common shares in exchange for the cancellation of all of the warrants and additional purchase price obligations as described under (a), (b) & (c) above.
Veridien has agreed, that so long as Veridien has the option to purchase the balance of the ownership of Santius (to 100%), to loan Santius up to $125,000 per annum for operating expenses and Veridien will provide Santius with office facilities. The value of these accommodations, together with the operating loan balance will be reimbursed to Veridien out of the first net revenues generated by Santius.
Veridien has the option to acquire the remaining 50.1% of Santius from Lexxec, on the following basis:
•	If the Veridien stock price has met or exceeded $0.50 for a period of 30 consecutive days, the consideration shall be 40million Veridien common shares;

if not

•	the consideration will be $20 million; to be satisfied at Lexxec’s unilateral option by the payment of (i) $20million cash, or (ii) Veridien common shares with a then current market value of $20million
This option shall be exercised or will expire on the earlier of (a) 36 months from the contract date; or (b) on the 10th day following Veridien’s stock price having met or exceeded $0.50 for a period of 30 consecutive days. Nevertheless, the option shall not expire before April 15, 2008.
ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                     Arrangements of Certain Officers
Election of Directors
At the March 30, 2007 Board Meeting the Board of Directors voted to increase the number of directors of the company by one director to six directors in total. They also voted to approve the appointment of Mr. Kenneth Cancellara to the Board of Directors of Veridien Corporation to fill the newly created vacancy, with such appointment to be effective at a time to be determined in

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the future, in writing, at the joint discretion of the Chairman and C.E.O.. and in any event after Mr. Cancellara indicates he is prepared to accept the appointment. The appointment once made, is to be in effect until the next Annual Meeting of Stockholders. On May 8, 2007 the Chairman and CEO asked Mr. Cancellara to join the Board of Directors and Mr. Cancellara indicated he would accept this position. At present, Mr. Cancellara has not been named to any Board committee.
Mr. Cancellara was for over eleven years the Chief Legal Officer and Corporate Secretary of Biovail Corporation (NYSE: BVF), as well as a member of Biovail’s Executive Management Committee and of its Board of Directors. Prior to his tenure at Biovail, Mr. Cancellara was a senior partner with the venerable Toronto law firm Cassels Brock & Blackwell, serving as its Chairman, Managing Partner and Chair of its Business Litigation Department. Mr. Cancellara is a Board Member of Financiere Verdi (France—majority owner of Ethypharm ); Board member of Biovail International SARL; Board member of Villa Charities; Board member of Mount Sinai Hospital; Officer and Director Lexxec Corporation; and Officer and Director of Santius LifeSciences.
Appointment of Certain Officers & Compensatory Arrangements of Certain Officers
On May 8, 2007 Mr. Kenneth C. Cancellara agreed to join Veridien as an Officer of the company in the role of Executive Chairman of Veridien. Veridien entered into an Agreement with Kenneth Cancellara and his consulting company, Lexxec Corporation for the provision of management services to Veridien Corporation. Compensation shall be in the form of a salary of $175,000 per year plus a bonus of 3% of revenues over $5.833million. This bonus is capped at the lesser of 10% of EBITA and $875,000. The parties have agreed that cash payment of Salary and Bonus will be contingent on the company having sufficient working capital and cash available to make said payments; if cash payment is not available then salary and bonus shall be accrued and may be (i) taken in cash when cash/working capital is available in the company; or (ii) taken in stock at market rate; or (iii) applied as payment towards exercise price of options. The term of the contract is 3 years. In each of the 3 years of the contract, 2,500,000 Options will be given to Mr. Cancellara. The vesting of these options will be contingent on Mr. Cancellara continuing to provide consulting services to Veridien. The options will all expire on April 1, 2012 and the options granted for the first year of the contract will have an exercise price of $0.06, with a $0.10 exercise price for options vested in subsequent years.
On May 8, 2007 Veridien came to an agreement with Mr. Sheldon Fenton and his consulting company Reserve Investments Corporation regarding compensation for provision of management services to Veridien. Since Mr. Fenton assumed the role as President and C.E.O. of Veridien in June 1998 he has never drawn a salary or received options for his services. Under the terms of the agreement, compensation shall be in the form of a salary of $175,000 per year plus a bonus of 3% of revenues over $5.833million. This bonus is capped at the lesser of 10% of EBITA and $875,000. The parties have agreed that cash payment of Salary and Bonus will be contingent on the company having sufficient working capital and cash available to make said payments; if cash payment is not available then salary and bonus shall be accrued and may be (i) taken in cash when cash/working capital is available in the company; or (ii) taken in stock at market rate; or (iii) applied as payment towards exercise price of options. The term of the contract is 3 years. In each of the 3 years of the contract, 2,500,000 Options will be given to Mr. Fenton. The vesting of these options will be contingent on Mr. Fenton continuing to provide consulting services to Veridien. The options will all expire on April 1, 2012 and the options

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granted for the first year of the contract will have an exercise price of $0.06, with a $0.10 exercise price for options vested in subsequent years.
The information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as will be expressly set forth by specific reference in such a filing.
ITEM 9.01 Financial Statements and Exhibits

(d)	EXHIBITS

	Exhibit 10.38	Binding Term Sheet of Veridien’s Acquisition of Santius LifeSciences

	Exhibit 10.39	Agreement between Veridien and Lexxec Corporation and Kenneth C. Cancellara

	Exhibit 10.40	Agreement between Veridien and Reserve Investments Corporation and Sheldon C. Fenton
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIDIEN CORPORATION
Dated: May 9, 2007	By:	/s/ Sheldon C. Fenton
Sheldon C. Fenton
President & Chief Executive Officer

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